As filed with the Securities and Exchange Commission on May 10, 2022

Registration No. 333-_____

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM S-8

REGISTRATION STATEMENT UNDER

THE SECURITIES ACT OF 1933

Quanterix Corporation

(Exact name of registrant as specified in its charter)

Delaware	20-8957988
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

900 Middlesex Turnpike
Billerica, MA	01821
(Address of Principal Executive Offices)	(Zip Code)

2017 Employee Stock Purchase Plan

2017 Employee, Director and Consultant Equity Incentive Plan

(Full title of the plans)

Dr. Masoud Toloue

President and Chief Executive Officer

Quanterix Corporation

900 Middlesex Turnpike

Billerica, MA 01821

(617) 301-9400
(Name, address and telephone number, including area code, of agent for service)

Copies to:

William T. Whelan, Esq. Megan N. Gates, Esq. John P. Condon, Esq. Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C. One Financial Center Boston, MA 02111 (617) 542-6000 Facsimile: (617) 542-2241	John Fry, Esq. General Counsel Quanterix Corporation 900 Middlesex Turnpike Billerica, MA 01821 (617) 301-9400

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☒	Accelerated filer ☐
Non-accelerated filer ☐	Smaller reporting company ☐
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐  ¨

EXPLANATORY NOTE

This Registration Statement registers an aggregate of 1,469,428 additional shares of common stock, par value $0.001 per share (“Common Stock”), of Quanterix Corporation (the “Registrant”) under the Registrant’s 2017 Employee, Director and Consultant Equity Incentive Plan (the “2017 Plan”) and 367,357 additional shares of Common Stock under the Registrant’s 2017 Employee Stock Purchase Plan (the “2017 ESPP”), representing increases in the number of shares of Common Stock reserved for issuance under each such plan, in each case effective January 1, 2022 by operation of the “evergreen” provision contained in the applicable plan. This Registration Statement registers additional securities of the same class as other securities for which registration statements filed on Form S-8 of the Registrant relating to one or more employee benefit plans is effective (File Nos. 333-223771, 333-231373, 333-240420 and 333-256032). The information contained in the Registrant’s registration statement on Form S-8 (File No. 333-223771), except for “Item 5. Interests of Named Experts and Counsel” and “Item 8. Exhibits,” is hereby incorporated by reference pursuant to General Instruction E of Form S-8.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 5.  Interests of Named Experts and Counsel.

The validity of the issuance of the shares of Common Stock registered under this Registration Statement has been passed upon for the Registrant by Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C.

Item 8. Exhibits.

Exhibit Number	Exhibit Description	Filed Herewith	Incorporated by Reference herein from Form or Schedule	Filing Date	SEC File/ Reg. Number

4.1	Form of Common Stock Certificate of the Registrant		S-1 (Exhibit 4.1)	11/9/2017	333-221475

4.2	Amended and Restated Certificate of Incorporation of the Registrant		8-K (Exhibit 3.1)	12/15/2017	001-38319

4.3	Restated Bylaws of the Registrant		8-K (Exhibit 3.2)	12/15/2017	001-38319

4.4	Description of Securities		10-K (Exhibit 4.1)	3/13/2020	001-38319

4.5	Fourth Amended and Restated Stockholders Agreement, dated as of June 2, 2017, by and among the Registrant and the stockholders named therein		S-1 (Exhibit 4.7)	11/9/2017	333-221475

4.6	Fourth Amended and Restated Registration Rights Agreement, dated as of June 2, 2017, by and among the Registrant and the investors named therein		S-1 (Exhibit 4.8)	11/9/2017	333-221475

5.1	Opinion of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C. as to the legality of the securities being registered	X

23.1	Consent of Ernst & Young LLP	X

23.2	Consent of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C. (included in Exhibit 5.1)	X

24.1	Powers of Attorney (included on signature page to this Registration Statement)	X

99.1	2017 Employee Stock Purchase Plan		S-8 (Exhibit 99.5)	3/19/2018	333-223771

99.2	2017 Employee, Director and Consultant Equity Incentive Plan		S-1/A (Exhibit 10.2.1)	11/27/2017	333-221475

99.3	Form of Stock Option Agreement under the 2017 Employee, Director and Consultant Equity Incentive Plan		S-1/A (Exhibit 10.2.2)	11/27/2017	333-221475

99.4	Form of Restricted Stock Agreement under the 2017 Employee, Director and Consultant Equity Incentive Plan		S-1/A (Exhibit 10.2.3)	11/27/2017	333-221475

99.5	Form of Restricted Stock Unit Agreement under the 2017 Employee, Director and Consultant Equity Incentive Plan		S-1/A (Exhibit 10.2.4)	11/27/2017	333-221475

107	Calculation of Filing Fee Table	X

SIGNATURES

The Registrant. Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Billerica, Commonwealth of Massachusetts, on May 10, 2022.

QUANTERIX CORPORATION

By:	/s/ Masoud Toloue
Masoud Toloue
President and Chief Executive Officer

SIGNATURES AND POWER OF ATTORNEY

Each of the directors and officers of Quanterix Corporation whose signature appears below hereby severally constitutes and appoints Masoud Toloue and John Fry and each of them singly, their true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution in each of them singly, for them and in their name, place and stead, and in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement on Form S-8 of Quanterix Corporation, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting to said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in or about the premises, as fully to all intents and purposes as they might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them or their substitute may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ Masoud Toloue, Ph.D.	President, Chief Executive Officer and Director (principal executive officer)	May 10, 2022
Masoud Toloue, Ph.D.

/s/ Michael A. Doyle	Chief Financial Officer (principal financial officer and principal accounting officer)	May 10, 2022
Michael A. Doyle

/s/ E. Kevin Hrusovsky
E. Kevin Hrusovsky	Executive Chairman	May 10, 2022

/s/ Keith L. Crandell	Director	May 10, 2022
Keith L. Crandell

/s/ Sarah E. Hlavinka	Director	May 10, 2022
Sarah E. Hlavinka

/s/ Martin D. Madaus, Ph.D.	Director	May 10, 2022
Martin D. Madaus, Ph.D.

/s/ Paul M. Meister	Director	May 10, 2022
Paul M. Meister

/s/ Laurie J. Olson	Director	May 10, 2022
Laurie J. Olson

/s/ David R. Walt, Ph.D.	Director	May 10, 2022
David R. Walt, Ph.D.